3-D GEOPHYSICAL, INC.

                      FORM OF SUBORDINATED PROMISSORY NOTE

US    $250,000.00                                     October __, 1997
                                                      New York, New York

            FOR VALUE RECEIVED, 3-D GEOPHYSICAL, INC., a Delaware corporation (the "Maker"), hereby promises to pay to the order of __________________ (the "Holder") the principal sum of ________________________________ DOLLARS
($__________.00), together with accrued and unpaid interest thereon, on April __, 1998 (the "Payment Date"), provided that if such Payment Date is not a Business Day, as defined below, payment shall be made on the next succeeding Business Day.

             The payment of this Note is subordinated pursuant to the terms of a Subordination Agreement and Assignment, dated as of October __, 1997, by and among the Holder, the Maker and Wells Fargo Bank (Texas) N.A. (the "Subordination Agreement") and is subject to all of the terms and conditions of the Subordination Agreement.

            1. Interest. Maker agrees to pay interest from the date hereof on the unpaid portion of the principal amount of this Note from time to time outstanding at the rate of 12% per annum through the Payment Date (but in no event higher than the maximum rate permitted by applicable law), compounded annually and payable on or before the Payment Date and thereafter until the principal amount of this Note is paid in full, subject to the provisions of
Section 3 hereof.

            2. Business Day. For the purposes of this Note, the phrase "Business Day" means any day that is not a Saturday or Sunday or a legal holiday on which banks are authorized or required by law to be closed in New York, New York.

            3. Prepayment. Subject to its obligations under the Subordination Agreement, the Maker may, at its option, on five (5) Business Days notice to the Holder, prepay the principal amount of this Note at any time in whole, or from time to time in such part as the Maker shall specify in such notice, with accrued interest on the amount prepaid to the date of prepayment, in each case without penalty or premium therefor. The Maker shall, in the event the Maker refinances its existing credit facility with Wells Fargo Bank (Texas) N.A., dated May 29, 1996, as amended through the date hereof (the "Refinancing"), prepay the entire principal amount of this Note within ten (10) Business Days of the consummation of the Refinancing, together with accrued interest on the amount prepaid to the date of prepayment.

            4. Method and Place of Payment. All payments of principal and interest on this Note shall be made by check or wire transfer in lawful money of the United States of America at such address as the Holder shall designate in writing to the Maker.

            5. Defaults. Any of the following shall constitute an event of default (an "Event of Default") hereunder:

            (a) If the Maker shall fail to pay any principal or interest due hereunder, which failure shall remain uncured for a period of five (5) days; or

            (b) If any voluntary proceeding shall be commenced by the Maker under any chapter of the Federal Bankruptcy Code or other law relating to bankruptcy, bankruptcy reorganization, insolvency or relief of debtors, or any such proceeding is commenced against the Maker and such proceeding is not dismissed within sixty (60) days from the date on which it is filed or instituted; or

            (c) If the Maker becomes insolvent or is unable to pay its debts as they become due or makes an assignment for the benefit of creditors; or

            (d) The dissolution or other winding up of the Maker; or

            (e) In the event that the holders of any indebtedness of the Company in excess of $50,000 shall accelerate the maturity of any such indebtedness or shall declare such indebtedness to be due and payable prior to the stated maturity thereof.

            Upon the occurrence of any Event of Default the unpaid principal of this Note and any accrued and unpaid interest hereunder shall, at the sole option of the Holder, become immediately due and payable. Upon the occurrence of any Event of Default the Holder may exercise any and all rights and remedies available to the Holder at law or in equity; however the failure of the Holder to exercise the option described in the preceding sentence or any such right or remedy at any time shall not constitute a waiver of the Holder's right to exercise such optionor any such right or remedy at any other time, subject in any such case to the provisions of the Subordination Agreement.

            6. Expenses. The Maker agrees to pay all reasonable expenses incurred by the Holder in connection with the collection and enforcement of this Note, including, without limitation, reasonable attorneys' fees and disbursements.

            7. Waiver of Notice, etc. The Maker hereby waives presentment, notice of demand for payment, protest, notice of dishonor and any other notice of any kind with respect to this Note.

            8. Successors and Assigns. This Note shall be binding upon the Maker and its successors and assigns and shall inure to the benefit of the Holder, its personal representatives and successors and assigns.


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            9.  Governing  Law.  This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflict of laws thereof.

            IN WITNESS WHEREOF, the Maker has caused this instrument to be duly executed this ___ day of October, 1997.

                                   3-D GEOPHYSICAL, INC.

                                   By:
                                      --------------------------------
                                   Name:
                                   Title:


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